                                        BYLAWS

                                          OF

                               HAMBRECHT & QUIST GROUP

                        AS AMENDED AND RESTATED MARCH 24, 1997

    TABLE OF CONTENTS

                                                                           PAGE


ARTICLE I CORPORATE OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . 1

    1.1 REGISTERED OFFICE. . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.2 OTHER OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II MEETINGS OF STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . 1

    2.1 PLACE OF MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 1
    2.2 ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    2.3 SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    2.4 NOTICE OF STOCKHOLDERS' MEETINGS;. . . . . . . . . . . . . . . . . . 2
    2.5 MANNER OF GIVING NOTICE. . . . . . . . . . . . . . . . . . . . . . . 3
    2.6 QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    2.7 ADJOURNED MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . 3
    2.8 VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    2.9 WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING . . . . . . 5
    2.11 RECORD DATE FOR STOCKHOLDER NOTICE  . . . . . . . . . . . . . . . . 5
    2.12 PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE . . . . . . . . . . . . . . . 6
    2.14 INSPECTORS OF ELECTION. . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

    3.1 POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    3.2 NUMBER OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . 7
    3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS  . . . . . . 7
    3.4 RESIGNATION AND VACANCIES  . . . . . . . . . . . . . . . . . . . . . 8
    3.5 PLACE OF MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 9
    3.6 FIRST MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    3.7 REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    3.8 SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    3.9 QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
    3.10 WAIVER OF NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . .10
    3.11 ADJOURNED MEETING . . . . . . . . . . . . . . . . . . . . . . . . .10
    3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING . . . . . . . . .10
    3.13 FEES AND COMPENSATION OF DIRECTORS  . . . . . . . . . . . . . . . .10
    3.14 APPROVAL OF LOANS TO OFFICERS . . . . . . . . . . . . . . . . . . .10
    3.15 REMOVAL OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE IV COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

    4.1 COMMITTEES OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . .11
    4.2 COMMITTEE MINUTES. . . . . . . . . . . . . . . . . . . . . . . . . .12
    4.3 MEETINGS AND ACTION OF COMMITTEES. . . . . . . . . . . . . . . . . .12

ARTICLE V OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

    5.1 OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

    5.2 ELECTION OF OFFICERS . . . . . . . . . . . . . . . . . . . . . . . .12
    5.3 SUBORDINATE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . .12
    5.4 REMOVAL AND RESIGNATION OF OFFICERS  . . . . . . . . . . . . . . . .13
    5.5 VACANCIES IN OFFICES . . . . . . . . . . . . . . . . . . . . . . . .13
    5.6 CHAIRMAN OF THE BOARD. . . . . . . . . . . . . . . . . . . . . . . .13
    5.7 PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
    5.8 VICE PRESIDENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .13
    5.9 SECRETARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
    5.10 CHIEF FINANCIAL OFFICER . . . . . . . . . . . . . . . . . . . . . .14
    5.11 COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
    5.12 AUTHORITY AND DUTIES OF OFFICERS. . . . . . . . . . . . . . . . . .15

ARTICLE VI INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

    6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . .15
    6.2 INDEMNIFICATION OF OTHERS  . . . . . . . . . . . . . . . . . . . . .16
    6.3 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE VII RECORDS AND REPORTS. . . . . . . . . . . . . . . . . . . . . . .16

    7.1 MAINTENANCE AND INSPECTION OF RECORDS. . . . . . . . . . . . . . . .16
    7.2 INSPECTION BY DIRECTORS. . . . . . . . . . . . . . . . . . . . . . .17
    7.3 ANNUAL STATEMENT TO STOCKHOLDERS . . . . . . . . . . . . . . . . . .17
    7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS . . . . . . . . . . .17

ARTICLE VIII GENERAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . .17

    8.1 CHECKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
    8.2 BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
    8.3 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS . . . . . . . . . .18
    8.4 LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    8.5 STOCK CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . .18
    8.6 SPECIAL DESIGNATION ON CERTIFICATES  . . . . . . . . . . . . . . . .19
    8.7 LOST CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . .19
    8.8 CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    8.9 DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    8.10 FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
    8.11 SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
    8.12 TRANSFER OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . .20
    8.13 STOCK TRANSFER AGREEMENTS . . . . . . . . . . . . . . . . . . . . .20
    8.14 REGISTERED STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE IX AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE X DISSOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE XI CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

    11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES . . . . . . . . . . . .21
    11.2 DUTIES OF CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . .22

                                        BYLAWS

                                          OF

                               HAMBRECHT & QUIST GROUP

                        AS AMENDED AND RESTATED MARCH 24, 1997


                                      ARTICLE I

CORPORATE OFFICES


    1.1  REGISTERED OFFICE

    The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is CT CORPORATION SYSTEM.

    1.2  OTHER OFFICES

    The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.


                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS


    2.1  PLACE OF MEETINGS

    Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors or by the written consent of all of the persons entitled to vote at such meeting, such written consent shall be filed with the Secretary of the Corporation. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

    2.2  ANNUAL MEETING

    The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

    2.3  SPECIAL MEETING

         (a) Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the board of Directors, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

         (b) Upon written request to the Chairman of the Board of Directors, the President, any Vice President or the Secretary of the corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of the stockholders, such officer forthwith shall cause notice to be given to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may be given notice thereof in the manner provided by law or in these Bylaws. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time or date when a meeting of stockholders called by action of the Board of Directors may be held.

    2.4  NOTICE OF STOCKHOLDERS' MEETINGS

    Except as otherwise may be required by law and subject to subsection 2.3(b) above, written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at that meeting (see Section 2.8 below), by the secretary, Assistant Secretary or other person charged with that duty, not less than ten (10) (or, if sent by third class mail, thirty (30)) nor more than sixty (60) days before such meeting.

    Notice of any meeting of stockholders shall state the date, place and hour of the meeting and,

         (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transaction at such meeting;

         (b) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the stockholders;

         (c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election; and

         (d) in the case of any meeting, if action is to be taken on any of the following proposals, the general nature of such proposal:

              (1) a proposal to approve a transaction within the provisions of Delaware General Corporations law, Section 144 (relating to certain transactions in which a director has an interest);

              (2) a proposal to approve a transaction within the provisions of Delaware General Corporation Law, Section 254 (relating to amending the Certificate of Incorporation of the corporation);

              (3) a proposal to approve a transaction within the provisions of Delaware General Corporation Law, Sections 251 (relating to merger or consolidation); and

              (4) a proposal to approve a transaction within the provisions of Delaware General Corporation Law, Section 275 (dissolution).

    At a special meeting, notice of which has been given in accordance with this

Section, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this section, and, subject to subsection 2.4(d) above, with respect to any other business as may properly come before the meeting.

    2.5  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Notice of any meeting of stockholders shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons on the record date for such meeting, third-class mail, or telegraphic or other written communication, addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

    If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand by the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

    An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    2.6  QUORUM

         (a) At any meeting of the stockholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number of voting by classes is required by law or by the Certificate of Incorporation, and except as provided in subsection (b) below.

         (b) The stockholders present at a duly called or held meeting of the stockholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         (c) In the absence of a quorum, no business other than adjournment may be transacted, except as described in subsection (b) above.

    2.7  ADJOURNED MEETING; NOTICE

    Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting either in person or by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    2.8  VOTING

         (a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

    Except as provided in this Section 2.8, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

         (b) Until such time as the corporation becomes a "listed corporation" within the meaning of Section 301.5 of the California Corporations Code, at a stockholders' meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast). Each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit; provided, however, no stockholder shall be entitled to so cumulate such stockholder's votes unless the candidates for which such stockholder is voting have been placed in nomination prior to the voting and a stockholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes.

         (c) At such time as the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code and thereafter, stockholders shall not be entitled to cumulate votes.

    2.9  WAIVER OF NOTICE

    Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws. All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

    Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

    2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

    If the board of directors does not so fix a record date:

              (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

              (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

              (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

    2.12 PROXIES

    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
Section 212(c) of the General Corporation Law of Delaware.

    2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

    The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Stock of the corporation held by its subsidiary or subsidiaries are not entitled to vote in any matter.

    2.14 INSPECTORS OF ELECTION

    Before any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for the office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3)inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

         (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (b)  Receive votes, ballots, or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d)  Count and tabulate all votes or consents;

         (e)  Determine when the polls shall close;

         (f)  Determine the result; and

         (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                                     ARTICLE III

                                      DIRECTORS


    3.1  POWERS

    Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

    3.2  NUMBER OF DIRECTORS

    The authorized number of directors shall be seven (7). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

    No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

    3.3  ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

         (a) For so long as the Board of Directors consists of more than two directors, the directors shall be divided into three classes, designated
Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At any time following the effectiveness of this provision, but before the first annual meeting of the stockholders held after the effectiveness of this provision, the Board of Directors may designate by resolution the classification of existing directors, with the initial terms of such directors as follows: Class I directors will serve until the first annual meeting of the stockholders held after the effectiveness of this provision, Class II directors will serve until the second annual meeting of the stockholders held after the effectiveness of this provision and Class III directors will serve until the third annual meeting of the stockholders held after the effectiveness of this provision. At the first annual meeting of the stockholders held after the effectiveness of this provision and at each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at such annual meeting shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, this provision will become effective only when the corporation becomes a "listed corporation" within the meaning of Section 301.5 of the California Corporations Code, until such time, all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

         (b) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors or any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         (c) Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

    Elections of directors need not be by written ballot.

    3.4  RESIGNATION AND VACANCIES

    Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

    Unless otherwise provided in the certificate of incorporation or these
Bylaws:

         (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

    If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

    If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

    3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

    The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

    Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    3.6  FIRST MEETINGS

    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

    3.7  REGULAR MEETINGS

    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

    3.8  SPECIAL MEETINGS; NOTICE

    Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

    3.9  QUORUM

    At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

    3.10 WAIVER OF NOTICE

    Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

    3.11 ADJOURNED MEETING; NOTICE

    If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

    3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

    Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

    3.13 FEES AND COMPENSATION OF DIRECTORS

    Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors.

    3.14 APPROVAL OF LOANS TO OFFICERS

    The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

    3.15 REMOVAL OF DIRECTORS

    The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

    The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

    Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

    No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.


                                      ARTICLE IV

                                      COMMITTEES


    4.1  COMMITTEES OF DIRECTORS

    The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

    4.2  COMMITTEE MINUTES

    Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

    4.3  MEETINGS AND ACTION OF COMMITTEES

    Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings),
Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and
Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                      ARTICLE V

                                       OFFICERS

    5.1  OFFICERS

    The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer, and any such other officers with such titles and duties as the Board of Directors may determine.

    5.2  ELECTION OF OFFICERS

    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

    5.3  SUBORDINATE OFFICERS

    The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

    5.4  REMOVAL AND RESIGNATION OF OFFICERS

    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

    Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

    5.5  VACANCIES IN OFFICES

    Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

    5.6  CHAIRMAN OF THE BOARD

    The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors or prescribed by these Bylaws. If no President is appointed, the Chairman of the Board is the general manager and Chief Executive Officer of the corporation, and shall exercise all powers of the President described in
Section 5.7 below.

    5.7  PRESIDENT

    Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and Chief Executive Officer of the corporation and shall have general supervision and control over the business and affairs of the corporation, subject to the control of the Board of Directors. The President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation. The President shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these Bylaws. The President shall have discretion to prescribe the duties of other officers and employees of the corporation in a manner not inconsistent with the provisions of these Bylaws and the directions of the Board of Directors.

    5.8  VICE PRESIDENTS

    In the absence or disability of the President, in the event of a vacancy in the office of President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the President. If at any such time the corporation has more than one vice president, the duties and powers of the President shall pass to each Vice President in order of such Vice President's rank as fixed by the Board of Directors or, if the Vice Presidents are not so ranked, to the Vice President designated by the Board of Directors. The Vice Presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors, the President or pursuant to these Bylaws.

    5.9  SECRETARY

    The Secretary shall:

         (a) Keep, or cause to be kept, minutes of all meetings of the corporation's stockholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

         (b) Keep, or cause to be kept, at the principal executive office of the corporation, or at the office of its transfer agent or registrar, if any, a record of a corporation's stockholders, showing the names and addresses of all stockholders and the number of classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

         (c) Keep, or cause to be kept, at the principal executive office of the corporation, or if the principal office is not in California, at its principal business office in California, an original or copy of these Bylaws, as amended.

         (d) Give, or cause to be given, notice of all meetings of stockholders, directors and committees of the Board of Directors, as required by law or by these Bylaws.

         (e)  Keep the seal of the corporation, if any, in safe custody.

         (f) Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

         If any Assistant Secretaries are appointed, the Assistant Secretary, or one of the Assistant Secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the Assistant Secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer's refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge such duties as may be assigned from time to time pursuant to these Bylaws or by the Board of Directors.

    5.10 CHIEF FINANCIAL OFFICER

    The Chief Financial Officer shall:

         (a) Be responsible for all functions and duties of the treasurer of the corporation.

         (b) keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the corporation.

         (c) Receive or be responsible for receipt of all monies due and payable to the corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the corporation and be responsible for deposit of all such monies in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

         (d) Disburse or be responsible for the disbursement of the funds of the corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

         (e) Render to the Chief Executive Officer and the Board of Directors a statement of the financial condition of the corporation if called upon to do so.

         (f) Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         If any Assistant Financial Officer is appointed, the Assistant Financial Officer, or one of the Assistant Financial Officers, if there are more than one, in the order of their ranks as fixed by the Board of Directors or, if they are not so ranked, the Assistant Financial Officers designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these Bylaws or by the Board of Directors.

    5.11 COMPENSATION

    The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

    5.12 AUTHORITY AND DUTIES OF OFFICERS

    In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.


                                      ARTICLE VI

                                      INDEMNITY


    6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

    6.2  INDEMNIFICATION OF OTHERS

    The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

    6.3  INSURANCE

    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.


                                     ARTICLE VII

                                 RECORDS AND REPORTS


    7.1  MAINTENANCE AND INSPECTION OF RECORDS

    The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

    The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    7.2  INSPECTION BY DIRECTORS

    Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

    7.3  ANNUAL STATEMENT TO STOCKHOLDERS

    The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


    7.4  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

    The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                     ARTICLE VIII

                                   GENERAL MATTERS

    8.1  CHECKS

    From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

    8.2  BANK ACCOUNTS

    The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies, or other depositories as may be selected by the Board of Directors, its duly appointed and authorized committee or by any officer or officers, agent or agents, of the corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these Bylaws, as are deemed advisable.

    8.3  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

    The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

    8.4  LOANS

    No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. When so authorized by the Board of Directors or such committee, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the corporation. Such authorization may be general or confined to specific instances.

    8.5  STOCK CERTIFICATES; PARTLY PAID SHARES

    The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    The corporation may issue the whole or any part of its shares as partly paid and

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

subject to call for the remainder of the consideration to be paid therefor.
Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

    8.6  SPECIAL DESIGNATION ON CERTIFICATES

    If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    8.7  LOST CERTIFICATES

    Except as provided in this Section 8.7, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

    8.8  CONSTRUCTION; DEFINITIONS

    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the delaware general corporation law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

    8.9  DIVIDENDS

    The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

    The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

    8.10 FISCAL YEAR

    The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

    8.11 SEAL

    This Corporation shall have a corporate seal, which shall have the name of the corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

    8.12 TRANSFER OF STOCK

    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

    8.13 STOCK TRANSFER AGREEMENTS

    The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

    8.14 REGISTERED STOCKHOLDERS

    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                      ARTICLE IX

                                      AMENDMENTS


    The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

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

                                      ARTICLE X

                                     DISSOLUTION

    If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

    At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with
Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

    Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.


                                      ARTICLE XI

                                      CUSTODIAN


    11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

    The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

         (a) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

         (b) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

         (c) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

    11.2 DUTIES OF CUSTODIAN

    The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.


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